Exhibit 10.1

PROMISSORY NOTE

THIS NOTE WAS ISSUED WITH “ORIGINAL ISSUE DISCOUNT” WITHIN THE MEANING OF SECTION 1272, ET SEQ. OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. UPON WRITTEN REQUEST, THE BORROWER WILL PROVIDE TO ANY LENDER (1) THE ISSUE PRICE AND DATE OF THE NOTE, (2) THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THE NOTE AND (3) THE ORIGINAL YIELD TO MATURITY OF THE NOTE. SUCH REQUEST SHOULD BE SENT TO BORROWER AT THE FOLLOWING ADDRESS: 9329 MARIPOSA ROAD, SUITE 210, HESPERIA, CALIFORNIA 92344.

October 1, 2026

FOR VALUE RECEIVED, 5E SVM, LLC, a Delaware limited liability company (the “Borrower”), promises to pay to Karnavati Holdings, Inc. and each of its permitted assigns (each, a “Lender” and collectively, the “Lenders”) on the date set forth in Section 2, in lawful money of the United States in same day funds, such Lender’s Pro Rata Share of $6,220,000.00 (this note, as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Note”). The Borrower shall pay interest in kind on the unpaid principal amount of the Loan and any overdue amounts thereon until paid in full on the dates and at a rate per annum as hereinafter set forth.

1. Certain Definitions. As used herein, the following terms have the following meanings:

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Borrower” has the meaning assigned in the preamble to this Note.

“Bridge Promissory Note” means that certain Promissory Note dated as of October 1, 2026 by and among the Borrower and the Lenders.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized or required to close under the law of, or are in fact closed in, the state of New York.

“Capital Stock” means, of any Person means any and all shares or units of, rights to purchase, warrants or options for, or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock, but excluding any debt securities convertible into such equity.

“Change of Control” shall be deemed to have occurred if (x) any “person” or “group” (as such terms (and each other reference thereto in this clause) are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the “Act”), but excluding any employee benefit plan of such Person and its subsidiaries and any Person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), other than the Permitted Holders, shall become the beneficial owner (as defined in Rules 13(d)-3 and 13(d)-5 under such Act) (a “beneficial owner”), directly or indirectly, of more than 35.00% of outstanding Voting Stock of the Guarantor or (y) the Borrower is no longer a wholly owned subsidiary of the Guarantor.

“Closing Date” means October 1, 2026.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium,

rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event that is, or with the passage of time or the giving of notice or both, would be an Event of Default.

“Event of Default” has the meaning assigned in Section 10.

“Equity Interests” means, with respect to any Person, the Capital Stock of such Person and all warrants, options or other rights to acquire Capital Stock of such Person, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock of such Person.

“Excluded Taxes” means, with respect to any Lender or any other recipient of any payment under any Loan Document: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such recipient being organized under the laws of, or having its principal office or applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof), or (ii) that are Other Connection Taxes; (b) in the case of a Lender or an assignee, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender or assignee with respect to an applicable interest in a Loan pursuant to a law in effect on the date on which such Lender or assignee acquires such interest in the Loan, except to the extent that, pursuant to Section 11, amounts with respect to such Taxes were payable to such assignee’s assignor immediately before such assignee became a party hereto; (c) Taxes attributable to such recipient’s failure to comply with Section 11(e); and (d) any U.S. federal withholding Taxes imposed under FATCA.

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code of 1986, as amended (as of the date hereof) (or any amended or successor version that is substantively comparable), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state, local, or otherwise, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Lender” has the meaning assigned in the preamble.

“Lender Representative” has the meaning assigned in Section 23.

“Loan Documents” means this Note.

“Loan” has the meaning assigned in Section 4(a).

“Loan Party” means the Borrower.

“Maturity Date” means September 30, 2031.

“Note” has the meaning assigned in the preamble.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising hereunder or otherwise with respect to any Loan, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest that accrues after the commencement by or against any Loan Party of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest is an allowed claim in such proceeding. Without limiting the generality of the foregoing, the Obligations of the Loan Parties hereunder include the obligation (including pursuant to the Guarantee) to pay principal, interest, expenses, indemnities and other amounts payable by any Loan Party hereunder.

“Other Connection Taxes” means, with respect to any Lender or any other recipient of any payment under any Loan Document, Taxes imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to a request by the Borrower).

“Person” means any individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

“Pro Rata Share” means, with respect to each Lender, at any time a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Loan of such Lender at such time and the denominator of which is the aggregate amount of Loan at such time.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto. References herein to a provision of law or statutory enactment are (unless the context otherwise requires) a reference to that provision or enactment as amended or re-enacted.

2. Payments.

(a) The Borrower hereby unconditionally promises to pay to each Lender their Pro Rata Share of the entire outstanding principal amount of the Loan and all accrued and unpaid interest thereon, in full on the Maturity Date (it being understood that such amounts may be reduced as set forth in Section 2(b) below).

(b) Prepayments made in accordance with Section 5 below shall be applied first, to the payment of all accrued but unpaid interest in respect of principal amounts repaid, second, to the remaining principal amount on the Loan and third to any other outstanding Obligations.

3. Interest Rate.

(a) The Loan shall bear interest at a rate per annum equal to 14.50%, which shall be payable on the last day of each fiscal quarter following the Closing Date (or if such day is not a Business Day, the next succeeding Business Day) and on the Maturity Date in arrears by adding the accrued amount thereof to the outstanding principal amount of the Loan, after which such interest shall thereafter be deemed principal bearing interest; provided that the Borrower may, in its sole discretion, upon three (3) Business Days’ notice to the Lender Representative, elect to pay accrued interest in cash. For the avoidance of doubt, in connection with any prepayment and on any payment made on the Maturity Date, any accrued and unpaid interest on the principal amount of the Loan to be paid on such date, shall be paid in cash.

(b) All interest shall be computed on the basis of actual days elapsed in a year of 365 or 366 days, as the case may be, based on the aggregate principal amount then outstanding.

4. Reserved.

5. Prepayments.

(a) Subject to Section 6, the Borrower shall have the right at any time to prepay the then-current principal amount of the Loan, in whole or in part without premium or penalty.

(b) Notwithstanding anything to the contrary herein, on the date that is twelve (12) months after the Closing Date, the Borrower shall make a payment in the amount of $1,220,000 with respect to the outstanding Loan.

6. General Provisions Regarding Payments. The Borrower will pay all Obligations free and clear of and without reduction for any Taxes, levies, imposts, deductions, or charges (except as provided in Section 11) and without set-off or counterclaim, in United States dollars available the same day in New York, New York. Payments received that are insufficient to pay amounts then due shall be applied first to payment of interest then due and payable, second to remaining principal amount of the Loan and third to any other outstanding Obligations.

7. Conditions Precedent.

(a) The obligations of the Lenders hereunder on the Closing Date are subject to the satisfaction (or waiver by the Lenders) of the following condition precedent:

(i) the Lenders shall have received this Note duly executed by the Borrower; and

(ii) Asset Purchase Agreement.

(A)
The Asset Purchase Agreement and Sale Order shall be satisfactory to the Lenders in their sole and absolute discretion; provided that the Asset Purchase Agreement dated as of September 14, 2026 is deemed satisfactory to the Lenders;
(B)
All terms and conditions to the Lenders and the Seller (as defined in the Asset Purchase Agreement), including any condition precedent to the Closing (as defined in the Asset Purchase Agreement) shall be satisfied or waived, as set forth in the Asset Purchase Agreement.

8. Representations and Warranties. In order to induce the Lenders to make the Loan on the Closing Date, Borrower represents and warrants to the Lenders:

(a) The Borrower is duly organized, validly existing and in good standing under the laws of the jurisdiction of their organization and have all requisite power and authority to carry on their business as now conducted.

(b) The execution, delivery and performance by the Borrower of the Note is within the Borrower’s corporate powers and have been duly authorized by all necessary corporate or other organizational action.

(c) The execution, delivery and performance by the Borrower of the Note does not and will not (i) violate (x) any material law or governmental rule or regulation applicable to the Borrower, (y) the charter or by-laws (or equivalent documents) of the Borrower, or (z) any order, judgment or decree of any court or other Governmental Authority binding on the Borrower; (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of the Borrower; or (iii) require any approval of stockholders, members or partners or any approval or consent of any Person under any contractual obligation of the Borrower, or any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority, except for such approvals or consents which have been obtained on or before the date hereof.

(d) The Note has been duly executed and delivered by the Borrowers and constitutes the legal, valid and binding obligations of the Borrower, enforceable in accordance with its terms, subject to applicable Debtor Relief Laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

9. Covenants. So long as any Obligations are outstanding, the Borrower shall comply with the covenants contained in Schedule I hereto.

10. Events of Default. If any of the following events (“Events of Default”) shall occur and be continuing:

(a) the Borrower shall fail to make payment when due, whether at stated maturity, by acceleration or otherwise, of any principal on the Loan, or the Borrower shall fail to make payment of any interest or any other amount due hereunder on the Loan within five (5) Business Days after the same becomes due;

(b) the Borrower shall fail to observe or perform any covenant contained in any provision of this Note and such failure shall not have been cured within ten (10) Business Days after written notice from the Lender Representative;

(c) any representation, warranty, certification or other statement made by any Loan Party herein shall be false in any material respect as of the date made;

(d) any Loan Party institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty (60) calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) calendar days, or an order for relief is entered in any such proceeding;

(e) at any time after the execution and delivery thereof, this Note ceases to be in full force and effect (other than by reason of the satisfaction in full of the Obligations or otherwise in accordance with the terms thereof) or shall be declared null and void;

(f) one or more judgments or decrees shall be entered against any Loan Party involving in the aggregate at any time a liability (net of any insurance or indemnity payments actually received in respect thereof prior to or within 60 days from the entry thereof, or to be received in respect thereof in the event of any appeal thereof shall be unsuccessful) in excess of $2,500,000 and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

(g) any Loan Party shall default in the observance or performance of any agreement or condition relating to indebtedness (excluding the Loan) in excess of $2,500,000 or the Bridge Promissory Note, the effect of which default is to cause, or permit the holders or agent of such indebtedness to cause, such indebtedness to become due prior to its stated maturity; or

(h) a Change of Control

THEN, in the case of any Event of Default specified above, the Lender Representative may, by written notice to the Borrower, terminate any Commitments and declare the Loan to be forthwith due and payable, together with accrued interest and any other amounts owing or payable hereunder, whereupon the same shall become forthwith due and payable, without demand, protest, presentment, notice of dishonor or any other notice or demand whatsoever, all of which are hereby waived by the Borrower; provided, that in the case of the Events of Default specified in clause (d) above, without any notice to the Borrower or any other act of the Lender Representative, the Commitments shall automatically terminate and the Loan shall automatically become forthwith due and payable, together with accrued interest and any other amounts owing or payable hereunder, without demand, protest, presentment, notice of dishonor or any other notice or demand whatsoever, all of which are hereby waived by the Borrower.

11. Taxes.

(a) Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.

(i)
Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding.
(ii)
If the Withholding Agent is required to deduct or withhold Taxes, (A) the applicable Withholding Agent shall make such deductions or withholdings, (B) the applicable Withholding Agent shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law, and (C) to the extent that the deduction or withholding is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required deduction or withholding for Indemnified Taxes has been made (including such deductions and withholdings applicable to additional sums payable under this Section 11) each Lender receives an amount equal to the sum it would have received had no such deduction or withholding been made. For the avoidance of doubt, the gross-up obligation under this Section 11(a)(ii)(C) shall apply to any U.S. federal withholding Tax imposed under Sections 1441 or 1442 of the Code on payments of interest to a Lender that is not a U.S. Person, to the extent such Tax constitutes an Indemnified Tax (and is not an Excluded Tax).

(b) Payment of Other Taxes by the Borrower. Without limiting the provisions of Section 11(a), the Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of any Lender timely reimburse it for the payment of, any Other Taxes.

(c) Tax Indemnification. The Borrower shall, within ten (10) days after demand therefor, indemnify each Lender for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 11) payable or paid by such Lender or required to be withheld or deducted from a payment to such Lender, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. For the avoidance of doubt, the indemnification under this Section 11(c) shall extend to Indemnified Taxes imposed by any jurisdiction (including jurisdictions outside the United States) on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (setting forth in reasonable detail the basis for, and the calculation of, such amount) shall be conclusive absent manifest error.

(d) Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 11, the Borrower shall deliver to the applicable Lender the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to such Lender.

(e) Status of Lenders; Tax Documentation.

(i)
Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Lender Representative, at the time or times reasonably requested by the Borrower or the Lender Representative, such properly completed and executed documentation reasonably requested by the Borrower or the Lender Representative as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Lender Representative, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Lender Representative as will enable the Borrower or the Lender Representative to determine whether or not such Lender is subject to backup withholding or information reporting requirements.
(ii)
Without limiting the generality of the foregoing, each Lender shall deliver to the Borrower and the Lender Representative (in such number of copies as shall be requested by the Borrower or the Lender Representative) on or prior to the date on which such Lender becomes a Lender under this Note (and from time to time thereafter upon the reasonable request of the Borrower or the Lender Representative): (A) in the case of a Lender that is a U.S. Person, a properly completed and duly executed IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax; (B) in the case of a Lender that is not a U.S. Person, the applicable IRS Form W-8 (including, as applicable, Form W-8BEN, Form W-8BEN-E, Form W-8ECI, Form W-8EXP, or Form W-8IMY) properly completed and duly executed, together with any required supporting documentation, and, in the case of a Lender claiming the benefits of an income tax treaty to which the United States is a party, IRS Form W-8BEN-E (or successor form) establishing entitlement to benefits under such treaty’s interest article; (C) in the case of a Lender claiming that interest paid under this Note is exempt from U.S. federal withholding tax under the portfolio interest exemption described in Section 881(c) of the Code, (x) a certificate to the effect that such Lender is not (I) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (II) a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, or (III) a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (y) the applicable IRS Form W-8; and (D) to the extent a Lender is not the beneficial owner of payments made under any Loan Document (e.g., where such Lender is a partnership or a participating Lender granting a typical participation), an IRS Form W-8IMY, accompanied by an IRS Form W-8BEN-E, IRS Form W-9 or other certification from each beneficial owner, as applicable; provided that no Lender shall be required to deliver any documentation pursuant to this Section 11(e) that such Lender is not legally eligible to deliver or, in the case of any documentation other than the documentation described in clauses (A), (B), (C) and (D) of this Section 11(e)(ii), that, in such Lender’s reasonable judgment, would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(iii)
Each Lender agrees that if any documentation previously delivered pursuant to this Section 11(e) expires or becomes obsolete or inaccurate in any respect, it shall update such documentation or promptly notify the Borrower and the Lender Representative in writing of its legal inability to do so.
(f) FATCA. For purposes of determining withholding Taxes imposed under FATCA, from and after the effective date of this Note, the Borrower and each Lender shall treat (and the Lender Representative shall have the right to treat) this Note as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i). If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA, the Borrower shall provide such Lender with at least thirty (30) days’ prior written notice before making any deduction or withholding on account of FATCA, and such Lender shall use commercially reasonable efforts during such notice period to deliver any documentation or take any action reasonably requested by the Borrower that would eliminate or reduce such FATCA withholding (to the extent such Lender is legally able to do so and such action would not, in the reasonable judgment of such Lender, be materially disadvantageous to such Lender). For the avoidance of doubt, any U.S. federal withholding Tax imposed under FATCA shall constitute an Excluded Tax and shall not be subject to gross-up or indemnification under this Section 11; provided that nothing herein shall relieve the Borrower of its obligation to timely remit any such withheld amounts to the appropriate Governmental Authority.
(g) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 11 (including by the payment of additional amounts pursuant to this Section 11), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 11 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph (g) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(h) Survival. Each party’s obligations under this Section 11 shall survive the resignation or replacement of the Lender Representative or any assignment of rights by, or the replacement of, a Lender and the repayment, satisfaction or discharge of all Obligations under any Loan Document.
(i) Defined Terms for this Section. For purposes of this Section 11: “Code” means the Internal Revenue Code of 1986, as amended. “Withholding Agent” means each Loan Party and, if applicable, the Lender Representative. “U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

12. Tax Treatment. Each Lender and the Borrower agree that the Note shall be treated as indebtedness for U.S. federal and applicable state and local income tax purposes.

13. Notices. Any notice to be given under this Note shall be in writing and shall be deemed to have been duly given when received by the recipient at the address separately delivered to the Borrower or such Lender in writing.

14. No Waiver. No delay on the part of the Lenders or the Lender Representative in exercising any of its powers or rights, and no partial or single exercise, shall constitute a waiver thereof.

15. Amendments and Waivers. Any provision of this Note may be amended or waived, but only if such amendment or waiver is in writing and signed by each Lender and the Borrower.

16. Successors and Assigns. This Note shall be binding upon the Borrower and its successors and assigns, for the benefit of each Lender and its successors and assigns, except that the Borrower may not assign or otherwise transfer its rights or obligations under this Note without the prior written consent of the Lenders. To the extent any Lender assigns or transfers any interest in this Note to any Person (whether by operation of law or otherwise), the Borrower shall not be obligated to pay any amount pursuant to Section 11 to any such assignee or transferee that is greater than the amount the Borrower would have been obligated to pay to such assigning or transferring Lender had such assignment or transfer not occurred, unless such assignment or transfer was made at the request of the Borrower.

17. GOVERNING LAW. THIS NOTE AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TOTHIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF.

18. Submission to Jurisdiction. The Borrower and, by its acceptance of this Note, each Lender, each agree as follows:

(a) each such party hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and the United States District Court for the Southern District of New York, and any relevant appellate court, in any action or proceeding arising out of or relating to this Note, or for recognition or enforcement of any judgment, and each such party hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding shall be heard and determined in New York State court or, to the extent permitted by law, in such federal court; provided, that nothing in this Note shall affect any right that the Lender may otherwise have to bring any action or proceeding relating to this Note against any Loan Party or its properties in the courts of any jurisdiction, and

(b) each such party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Note in any court referred to in subsection (a) of this Section, and each such party also irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of any such suit, action or proceeding in any such court.

19. WAIVER OF JURY TRIAL. THE BORROWER HEREBY WAIVES AND, BY ITS ACCEPTANCE OF THIS NOTE, EACH LENDER HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE.

20. Severability. If any provision or this Note is held to be invalid, illegal or unenforceable, the other provisions of this Note shall remain in full force and effect.

21. Usury Savings. Notwithstanding anything herein to the contrary or otherwise, each Lender shall never be entitled to receive as interest on the obligation evidenced hereby any amount in excess of the maximum rate of interest permitted to be charged by applicable law. In the event that any Lender ever receives any such excess, such amount which would be excessive interest shall be applied to the reduction of the principal sum hereof, and if the principal sum is paid in full, any remaining excess shall forthwith be paid to the Borrower.

22. Indemnification; Expenses.

(a)
Payment of Expenses. The Borrower will, within thirty (30) days after any invoice or other statement or notice, pay: (i) all reasonable and documented out-of-pocket costs and expenses incurred by any Lender (including reasonable and documented out-of-pocket attorneys’ fees, consultants’ fees and engineering fees and other miscellaneous costs and expenses) in connection with (1) the negotiation, preparation, execution and delivery of, or compliance with, this Note and any and all consents, amendments, waivers or other documents or instruments relating thereto and (2) the filing, recording, refiling and re-recording of this Note and any other documents or instruments or further assurances required to be filed or recorded or refiled or re-recorded by the terms of this Note; provided that Borrower’s payment obligations pursuant to this clause (i) in connection with costs and expenses incurred on or prior to the Closing Date (together with Borrower’s payment obligations under Section 22(a)(i) of the Bridge Promissory Note in connection with costs and expenses incurred thereunder on or prior to the Closing Date) shall not exceed $100,000 in the aggregate and (ii) all reasonable and documented out-of-pocket costs and expenses incurred by any Lender (including reasonable and documented out-of-pocket attorneys’ fees, consultants’ fees and accounting fees) in connection with the preservation of any rights under this Note or the defense or enforcement of this Note (including this Section), any attempt to cure any breach thereunder by the Borrower, or the defense of such Lender’s exercise of its rights thereunder.
(b)
Borrower’s Indemnity. The Borrower agrees, within thirty (30) days after written demand therefor (including documentation reasonably supporting such request), to indemnify and hold harmless each Lender, each Affiliate of any Lender, and each of the foregoing’s respective directors, officers, employees, partners, representatives, advisors and agents (each, an “Indemnified Party”) from and against any and all actions, suits, losses, claims, damages, liabilities and expenses of any kind or nature (including reasonable and documented out-of-pocket legal expenses), joint or several, incurred by such Indemnified Party or to which such Indemnified Party may become subject or that may be incurred or asserted or awarded against such Indemnified Party, in each case arising out of or in connection with (a) this Note, or (b) the use or the contemplated use of the proceeds of the Note, and will reimburse each Indemnified Party for all reasonable and documented out-of-pocket expenses (including reasonable and documented attorneys’ fees, expenses and charges), in each case, within fifteen (15) Business Days after written demand as they are incurred in connection with any of the foregoing (in all cases, whether or not caused by or arising, in whole or in part, out of the sole or contributory, active or passive, imputed, joint or technical negligence of such Indemnified Party and whether arising in contract or in tort or otherwise); provided that no Indemnified Party will have any right to indemnification for any of the foregoing to the extent resulting from such Indemnified Party’s own gross negligence, bad faith or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction. The Borrower also agrees that no affiliate, equityholder or creditor of the Borrower is intended to be, and none of such Persons shall be, third party beneficiaries of this Note, and therefore no Indemnified Party will have any liability (whether direct or indirect, in contract or tort, or otherwise) to any such Person arising out of, related to or in connection with this Note. The Borrower also agrees that no Indemnified Party will have any liability (whether direct or indirect, in contract or tort, or otherwise) to the Borrower arising out of, related to or in connection with any aspect of the transactions contemplated hereby, except to the extent such liability is determined in a final, non-appealable judgment by a court of competent jurisdiction to have resulted directly or indirectly from either (I) a default with respect to, or breach by, such Indemnified Party of its obligations under this Note or (II) such Indemnified Party’s own gross negligence, bad faith or willful misconduct. The Borrower shall not, without the prior written consent of such Lender in its reasonable discretion, settle any threatened or pending claim or action that would give rise to the right of any Indemnified Party to claim indemnification hereunder unless such settlement (x) includes a full and unconditional release of all liabilities arising out of such claim or action against such Indemnified Party and (y) does not include any statement as to or an admission of fault, culpability or failure to act by or on behalf of any Indemnified Party. This Section 22(b) shall not apply with respect to taxes other than any taxes that represent losses, claims, damages, etc., arising from any non-tax claim.

23. Confidentiality

(a)
Notwithstanding the termination of this Note, the Borrower shall maintain the confidentiality of any information delivered to the Borrower by any Lender in connection with the transactions under this Note that is proprietary or confidential in nature (the “Lender Confidential Information”) and shall not, without the prior written consent of such Lender disclose any such information to another Person.
(b)
Notwithstanding the termination of this Note, each Lender shall maintain the confidentiality of any information delivered to it by or on behalf of the Borrower in connection with the transactions under this Note that is proprietary or confidential in nature (collectively, the “Borrower Confidential Information”) and shall not, without the prior written consent of the Borrower, disclose any such information to another Person or use such information for purposes other than those contemplated herein.

24. Lender Representative.

(a)
Each Lender hereby designates and appoints Karnavati Holdings, Inc. as its representative under this Note (in such capacity, together with its successors and assigns in such capacity, the “Lender Representative”) and each Lender hereby irrevocably authorizes the Lender Representative to take such action on its behalf under the provisions of this Note and to exercise such powers and perform such duties as are expressly delegated to the Lender Representative by the terms of this Note, including exercising rights and remedies as a result of any Default or Event of Default, together with such powers as are reasonably incidental thereto. The Lender Representative hereby accepts such designation and appointment and agrees to act as agent for and on behalf of the Lenders on the conditions contained in this Section 24. Any provision to the contrary contained elsewhere in this Note notwithstanding, the Lender Representative shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Lender Representative have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties obligations or liabilities shall be read into this Note or otherwise exist against the Lender Representative.

(b)
The Lender Representative may execute any of its duties under this Note by or through agents, employees or attorneys in fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Lender Representative shall not be responsible for the negligence or misconduct of any agent or attorney in fact that it selects as long as such selection was made without gross negligence or willful misconduct (as determined in a final judgment of a court of competent jurisdiction).

(c)
None of the Lender Representative, nor its Affiliates, officers, directors, employees, attorneys, or agents (collectively, the “Lender Representative-Related Persons”) shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Note or the transactions contemplated hereby (except for its own gross negligence or willful misconduct) or (ii) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made in any certificate, report, statement or other document referred to or provided for in, or received by the Lender Representative under or in connection with, this Note, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Note. No Lender Representative-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in or conditions of this Note.

(d)
The Lender Representative shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, facsimile or other electronic method of transmission, telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Lender), independent accountants and other experts selected by the Lender Representative. The Lender Representative shall be fully justified in failing or refusing to take any action under this Note unless the Lender Representative shall first receive such advice or concurrence from all of the Lenders as it deems appropriate and until such instructions are received, the Lender Representative shall act, or refrain from acting, as it deems advisable. If the Lender Representative so requests, it shall first be indemnified to its reasonable satisfaction by all of the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Lender Representative shall in all cases be fully protected in acting, or in refraining from acting, under this Note in accordance with a request or consent of all of the Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

25. Payments Generally. If, other than as provided elsewhere herein, any Lender shall obtain payment in respect of any principal or interest on account of the Loan made by it, any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) in excess of its Pro Rata Share (or other share contemplated hereunder) thereof, such Lender shall immediately (x) notify each other Lender, of such fact and (y) purchase from the other Lenders such participations in the Loan made by them as shall be necessary to cause such purchasing Lender to share the excess payment in respect of any principal or interest on such Loan pro rata with each of them.

26. Registration of the Note. This Note shall be a registered note. The Borrower will keep, at its principal executive office, books for the registration of the name and address of each Lender and the principal amount (and stated interest) owing to each Lender pursuant to the terms hereof (the “Register”) and will update the Register to reflect any permitted assignments or transfers of the Note (or any portion thereof) subsequent to the date hereof (such assignees or transferees, together with the Lenders, the “Holders,” and each, a “Holder”). The entries in the Register shall be conclusive absent manifest error, and the Borrower and the Holders shall treat each person whose name is recorded in the Register as a lender hereunder for all purposes of this Note, notwithstanding notice to the contrary. Subject to any restrictions on or conditions to transfer set forth in this Note, a Holder, at its option, may in person or by duly authorized attorney surrender the same for exchange at Borrower’s principal executive office, and promptly thereafter and at Borrower’s expense receive in exchange therefore one (1) or more new Note(s), each in the principal amount requested by such Holder, dated the date to which interest shall have been paid on the Note so surrendered or, if no interest shall have yet been so paid, dated the date of the Note so surrendered and registered in the name of such person or persons as shall have been designated in writing by such holder or its attorney for the same principal amount as the then unpaid principal amount of the Note so surrendered. Neither a Lender nor any registered Holder of this Note shall have the right to convert this Note to bearer form. This Section 26 shall be interpreted such that the Note is maintained in “registered form” within the meaning of the United States Internal Revenue Code of 1986, as amended, and the United States Treasury Regulations thereunder.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has executed this Note as of the date first written above,

5E SVM, LLC

By: /s/ Paul Weibel

Name: Paul Weibel
Title: President

[Signature Page to Unsecured Note]

Schedule I

COVENANTS of BORROWER

1.
Dividends. The Borrower and its subsidiaries shall not declare or pay any dividend or make any payment or distribution on account of the Borrower’s or such subsidiary’s Equity Interests (all such payments being referred to as “Restricted Payments”), in each case, other than:

(i) the declaration and payment of dividends or distributions by the Borrower to, or the making of loans or advances to, the Guarantor in amounts required for the Guarantor to pay, in each case without duplication:

(A) franchise and similar taxes, and other fees and expenses, required to maintain their corporate or other legal existence;

(B) distributions to its members to permit such members to pay taxes that are attributable to the taxable income of the Borrower; provided that, for each taxable period, the aggregate amount of such distributions made in respect of such taxable period shall not exceed the amount that such Borrower would have been required to pay as a stand-alone tax payor, reduced by any portion of such income taxes directly paid by such Borrower;

(C) general corporate or other operating, administrative, compliance and overhead costs and expenses (including expenses relating to auditing and other accounting matters) incurred in the ordinary course of business of any parent company, to the extent such costs and expenses are customary and attributable to the ownership or operation of the Borrower and its Subsidiaries;

(ii) customary payments, loans, advances, or guarantees (or cancellation of loans, advances, or guarantees) to future, present, or former employees, officers, directors, managers, consultants, or independent contractors or guarantees in respect thereof for bona fide business purposes in the ordinary course of business and shall not exceed $500,000 per fiscal year;

(iii) any customary payment of employee compensation, benefit plan or arrangement, or any health, disability or similar insurance plan in the ordinary course of business which covers current, former or future officers, directors, employees, managers, consultants, and independent contractors of the Borrower, any subsidiary or any parent entity;

(iv) the sale, issuance, or transfer of Equity Interests of the Borrower not constituting a Change of Control; or

(v) dividends payments or distributions payable solely in Equity Interests of the Borrower.